UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Teads B.V.(*)

(Exact Name of Registrant as Specified in its Charter)

(*)

Teads B.V. is a newly formed holding company for the business of Teads S.A., an existing private holding company. We intend to convert the legal form of our Company under Dutch law from a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) to a public company (naamloze vennootschap) and to change the name from Teads B.V. to Teads N.V. prior to the closing of this offering.

Netherlands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Danzigerkade 15B

1013 AP Amsterdam

The Netherlands

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Shares, par value €0.01	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-257715

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Teads B.V. (the “Registrant”) hereby incorporates by reference the description of its Class A common shares, to be registered hereunder, under the heading “Description of Share Capital”, in the Registrant’s Registration Statement on Form F-1 (File No. 333-257715), as originally filed with the Securities and Exchange Commission (the “Commission”) on July 6, 2021, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Teads B.V.

By:	/s/ David Drahi

Name:	David Drahi
Title:	President

By:	/s/ Malo Corbin

Name:	Malo Corbin
Title:	Vice President

Date: July 28, 2021

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